EXHIBIT 99.2

Press Release
Contact: Paul R. Streiber Investor Relations (214) 303-2702 paul.streiber@radiologix.com	FOR RELEASE May 6, 2004 6:00 AM CT

RADIOLOGIX, INC. POSTS FIRST QUARTER 2004 RESULTS

Service Fee Revenue Grew 10% From First Quarter 2003

DALLAS, May 6 — Radiologix, Inc. (Amex: RGX), a leading national provider of diagnostic imaging services, today announced financial results for its first quarter ended March 31, 2004.

First Quarter 2004 Results

For the first quarter 2004, Radiologix reported service fee revenue of $69.5 million versus $63.2 million for the first quarter 2003 and $66.0 million for the fourth quarter 2003, increases of 10.0% and 5.4%, respectively.

Radiologix reported a net loss of $2.7 million (including a $3.3 million after-tax impairment charge to goodwill detailed below under “Special Charges”) for the first quarter 2004 compared to a net loss of $4.6 million (including a $581,000 after-tax charge related to severance costs and detailed below under “Special Charges”) for the first quarter 2003.

For the first quarter 2004, Radiologix reported a loss from continuing operations of $2.6 million, compared to a loss from continuing operations of $277,000 for the first quarter 2003.

Radiologix reported a net loss per diluted share of $0.12 (including a $3.3 million after-tax impairment charge to goodwill detailed below under “Special Charges”) for the first quarter 2004 compared to a net loss per diluted share of $0.21 (including a $581,000 after-tax charge related to severance costs and detailed below under “Special Charges”) for the first quarter 2003.

For the first quarter 2004, loss per diluted share from continuing operations was $0.12 compared to loss per diluted share from continuing operations of $0.01 for the first quarter 2003.

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Radiologix, Inc. Posts First Quarter 2004 Results

May 6, 2004

Income from continuing operations excluding charges (as defined and described below under “Special Charges” and reconciled to the most comparable GAAP financial measure on page 9 below) was $700,000 for the first quarter 2004, compared to income from continuing operations excluding charges of $304,000 for the first quarter 2003.

Diluted earnings per share (“EPS”) from continuing operations excluding charges was $0.03 for the first quarter 2004 compared to diluted EPS from continuing operations excluding charges of $0.01 for the first quarter 2003 and a loss per diluted share from continuing operations excluding charges of $0.01 for the fourth quarter 2003.

EBITDA from continuing operations excluding charges (as defined and described below under “EBITDA” and “Special Charges” and reconciled to the most comparable GAAP financial measure on page 9 below) was $12.5 million for the first quarter 2004 compared to $11.9 million for the first quarter 2003, a 4.6% increase, and $10.6 million for the fourth quarter 2003, a 17.6% increase. EBITDA from continuing operations excluding charges, as a percent of service fee revenue, was 18.0% for the first quarter 2004 compared to 18.9% for the first quarter 2003 and 16.1% for the fourth quarter 2004.

Cash flow from operating activities was $12.4 million for the first quarter 2004 compared to $961,000 for the first quarter 2003.

“We are encouraged that for the second quarter in a row, it appears that our emphasis on additional, effective marketing resources and physicians’ re-engagement in promoting their practices has resulted in revenue growth,” said Stephen D. Linehan, president and C.E.O. of Radiologix. “We expect that our concentration on operating efficiencies and lowering per-procedure costs across the country will drive increasing profitability.”

Balance Sheet

Days sales outstanding (DSOs) was 60 days at March 31, 2004, compared to 63 days at December 31, 2003, and 75 days at March 31, 2003.

Cash and cash equivalents were $41.9 million at March 31, 2004, compared to $36.8 million at December 31, 2003. Radiologix’s access to cash stood at $76.9 million at March 31, 2004, including its undrawn $35.0 million asset-based facility.

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Radiologix, Inc. Posts First Quarter 2004 Results

May 6, 2004

Total debt at March 31, 2004, was $173.3 million compared to total debt of $174.1 million at December 31, 2003 and $177.1 million at March 31, 2003. Net debt (total debt less cash and cash equivalents) at March 31, 2004, was $131.4 million compared to net debt of $137.3 million at December 31, 2003 and $164.1 million at March 31, 2003.

Special Charges to Continuing Operations

In accordance with FASB Statement 142, “Goodwill and Other Intangible Assets,” for the first quarter 2004, Radiologix incurred a $5.5 million pre-tax impairment charge to goodwill related to our Questar subsidiary.

In the first quarter 2003, Radiologix incurred a $969,000 pre-tax charge for severance costs related to cost reduction measures during the first quarter 2003.

Discontinued Operations

At March 31, 2004, four diagnostic imaging centers were held for sale or closure. One such center was sold in April 2004, leaving three centers that are expected to be sold or closed over the next several months.

In the first quarter 2003, Radiologix incurred a $6.9 million pre-tax impairment charge to goodwill related to seven imaging centers held for sale or closure and reported in discontinued operations.

Guidance

Radiologix has examined and assessed the radiology sector of the healthcare industry, the competitive landscape for radiology services, its operations, and its opportunities for growth. Radiologix believes that it can be in a position to achieve diluted EPS from continuing operations excluding charges of $0.08 to $0.10 in 2004.

Since this financial measure is for an extended period of time and because several assumptions have been made in determining this guidance, a change in the factors that affect Radiologix’s business could impact actual results. This guidance does not reflect acquisitions or material expansion projects.

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Radiologix, Inc. Posts First Quarter 2004 Results

May 6, 2004

Forward-looking statements concerning fiscal year 2004 guidance relate to future financial results or business expectations and, therefore, may prove to be inaccurate due to changing or unexpected circumstances. Fiscal year 2004 guidance is made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Please see the cautionary statements below.

GAAP and Non-GAAP Financial Information

This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including EBITDA. Radiologix believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included later in this release.

EBITDA

EBITDA (“Earnings Before Interest, Taxes, Depreciation and Amortization, and including equity in earnings of investments and minority interests”) is a non-GAAP financial measure used as an analytical indicator by Radiologix management and the healthcare industry to assess business performance. It also serves as a measure of leverage capacity and debt service ability.

EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.

As EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.

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Radiologix, Inc. Posts First Quarter 2004 Results

May 6, 2004

EBITDA from continuing operations, excluding charges is used to show adjustments to EBITDA for comparative purposes to previous periods. A reconciliation of EBITDA to the most comparable GAAP financial measure may be found on page 9 below.

Comparisons to Fourth Quarter 2003 Results

Fourth quarter 2003 GAAP results, and reconciliations for non-GAAP results, may be found in our March 11, 2004, press release titled, Radiologix, Inc. Announces Fourth Quarter And Fiscal Year End 2003 Results. This press release is available on our Web site (http://www.radiologix.com) in the “Investor Relations” section.

Conference Call

In connection with this earnings press release, you are invited to listen to our conference call with Stephen D. Linehan, president and C.E.O., and Sami S. Abbasi, executive vice president and C.O.O., and Richard J. Sabolik, senior vice president and C.F.O., that will be broadcast live over the Internet on Thursday, May 6, 2004, at 8:00 a.m., Central Time / 9:00 a.m. Eastern Time.

You may listen to the call via the Internet by navigating to Radiologix’s Web site (http://www.radiologix.com) and from the “Investor Relations” drop-down menu, click on “Conference Calls & Presentations.”

If you are unable to participate during the live Webcast, the First Quarter 2004 Results Conference Call will be archived on Radiologix’s Web site (http://www.radiologix.com). To access the replay, from the “Investor Relations” drop-down menu, click on “Conference Calls & Presentations.”

About Radiologix

Radiologix (http://www.radiologix.com) is a leading national provider of diagnostic imaging services, owning and operating multi-modality diagnostic imaging centers that use advanced imaging technologies such as positron emission tomography (“PET”), magnetic resonance imaging (“MRI”), computed tomography (“CT”) and nuclear medicine, as well as

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Radiologix, Inc. Posts First Quarter 2004 Results

May 6, 2004

x-ray, general radiography, mammography, ultrasound and fluoroscopy. The diagnostic images created and the radiology reports based on these images, enable more accurate diagnosis and more efficient management of illness for ordering physicians. Radiologix owns or operates 102 diagnostic imaging centers located in 15 states as of May 5, 2004.

Safe Harbor Statement

This press release contains forward-looking statements that relate to future financial results or business expectations and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Any forward-looking statement speaks only as of the date on which such statement is made. The information in this press release is as of May 6, 2004. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect new events or circumstances or future developments.

We have tried, whenever possible, to identify such statements by using words such as “anticipated,” “estimates,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operations or financial performances. These statements are subject to risks and uncertainties that exist in the Company’s operations and business environment. Business plans may change as circumstances warrant and actual results may differ materially from any forward-looking statements, which reflect the management’s opinion only as of the date hereof. Such risks and uncertainties include, but are not limited to, those associated with the Company’s acquisition and expansion strategy; integration of the Company’s affiliated physician practices and newly acquired imaging centers; the Company’s ability to achieve operating efficiencies and engage in successful new development efforts; interruption of operations in certain regions due to severe weather or other extraordinary events; recruitment and retention of technologists by Radiologix and radiologists by the contracted radiology groups; regulatory changes; the enforceability of its Service Agreements and related documents; reimbursement trends; governmental policies; and general economic and business conditions. Such risks and uncertainties, as well as additional risk factors which could affect the

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Radiologix, Inc. Posts First Quarter 2004 Results

May 6, 2004

forward-looking statements made in this press release, are included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003, and its periodic reports on Forms 10-Q and 8-K (if any).

We cannot guarantee that any forward-looking statements will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

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Radiologix, Inc. Posts First Quarter 2004 Results

May 6, 2004

Radiologix, Inc.

Summary Income Statements

(In thousands, except per share data)

	3 Months Ended
	3/31/2004	3/31/2003
Service fee revenue	$69,529	$63,206
Salaries and benefits	23,867	20,897
Field supplies	4,255	4,040
Field rent and lease expense	8,447	7,887
Other field expenses	11,305	10,332
Bad debt expense	5,898	5,466
Corporate general and administrative	3,612	3,641
Severance and other related costs	—	969
Impairment charge to goodwill	5,500	—
Total costs and expenses	$62,884	$53,232
Equity in earnings of investments	596	1,198
Minority interests in consolidated subsidiaries	(255)	(199)
Depreciation and amortization	6,888	6,765
Interest expense, net	4,431	4,669
Loss from continuing operations, before income taxes	$(4,333)	$(461)
Income tax benefit	(1,733)	(184)
Loss from continuing operations	$(2,600)	$(277)
Discontinued Operations
Loss from discontinued operations	$(179)	$(7,222)
Income tax benefit	(72)	(2,889)
Loss from discontinued operations	$(107)	$(4,333)
Net loss	$(2,707)	$(4,610)
Basic loss per share from continuing ops.	$(0.12)	$(0.01)
Basic loss per share	$(0.12)	$(0.21)
Weighted average shares – basic	21,766	21,695
Diluted loss per share from continuing ops.	$(0.12)	$(0.01)
Diluted loss per share	$(0.12)	$(0.21)
Weighted average shares – diluted	22,288	21,751

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Radiologix, Inc. Posts First Quarter 2004 Results

May 6, 2004

Radiologix, Inc.

Reconciliation of Non-GAAP Financial Information

(In thousands, except per share data)

	3 Mos. Ended 3/31/2004	Percent of Revenue	3 Mos. Ended 3/31/2003	Percent of Revenue
Service fee revenue	$69,529	100.0	$63,206	100.0
Loss from continuing operations	$(2,600)	(3.7)	$(277)	(0.4)
Less: Income tax benefit from continuing ops.	1,733	2.5	184	0.3
Add: Interest expense, net	4,431	6.4	4,669	7.4
Add: Depreciation and amortization	6,888	9.9	6,765	10.7
EBITDA from continuing operations	$6,986	10.1	$10,973	17.4
Add: Severance costs	—		969	1.5
Add: Impairment charge to goodwill	5,500	7.9	—	—
EBITDA from continuing operations, excluding severance costs and charges	$12,486	18.0	$11,942	18.9

	3 Months Ended
	3/31/2004	3/31/2003
Net loss	$(2,707)	$(4,610)
Less: Inc. tax benefit from disc. ops.	72	2,889
Add: Loss from discontinued operations	179	7,222
Loss from continuing operations	$(2,600)	$(277)
Add: Severance costs, net of tax	—	581
Add: Impairment charge to goodwill, net of tax	3,300	—
Income from continuing operations, excluding severance costs and charges	$700	$304
Fully diluted shares outstanding	22,288	21,751
Income per share from continuing operations, excluding charges – diluted	$0.03	$0.01

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Radiologix, Inc. Posts First Quarter 2004 Results

May 6, 2004

Radiologix, Inc.

Summary Balance Sheets

(In thousands)

	3/31/2004	Audited 12/31/2003
CURRENT ASSETS
Cash and cash equivalents	$41,856	$36,766
Accounts receivable, net	60,085	58,746
Due from affiliates	2,642	4,104
Assets held for sale	251	251
Other current assets	7,818	7,571
Total current assets	$112,652	$107,438
Property and equipment, net	59,397	60,233
Investment in joint ventures	11,061	10,665
Goodwill	14,571	20,110
Intangible assets, net	66,925	67,917
Deferred financing cost, net	7,746	8,151
Other assets	6,403	4,622
Total assets	$278,755	$279,136
CURRENT LIABILITIES
Accounts payable and accrued expenses	$18,120	$14,598
Accrued physician retention	10,236	8,821
Accrued salaries and benefits	7,828	7,788
Current portion of long-term debt	254	261
Current portion of capital lease obligation	869	1,438
Other current liabilities	419	482
Total current liabilities	$37,726	$33,388
Deferred income taxes	2,355	4,260
Long-term debt, net of current portion	160,067	160,081
Convertible debt	11,980	11,980
Capital lease obligations, net of current portion	104	295
Deferred revenue	7,210	7,312
Other liabilities	244	319
Total liabilities	$219,686	$217,635
Minority interests in consolidated subsidiaries	1,072	817
Total stockholders’ equity	57,997	60,684
Total liabilities and stockholders’ equity	$278,755	$279,136

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